UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	October 11, 2007

URANIUMCORE COMPANY
(Exact name of registrant as specified in its chapter)
DELAWARE	000-05186	13-2643655
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
595 Howe Street, Suite 600, Vancouver, BC	V6C 2T5
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	888-686-8267

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant.

On May 11, 2007, Moore & Associates, the Company’s principal independent accountant, was dismissed by the Board of Directors and Gruber & Company LLC was engaged to audit the Company’s financial statements, effective May 11, 2007.

The former accountant’s report on the Company’s financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles; other than disclosure in the notes to the financial statements that advise that certain conditions of the Company raise substantial doubt as to the Company’s ability to continue as a going concern.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the most recent fiscal year and up to and including the nine months ended March 31, 2007, no were there any reportable events during that period.

The Company did not consult with Gruber & Company LLC during the past fiscal year regarding the application of accounting principles to a specific completed or contemplated   transaction, or the type of audit opinion that might be rendered, and neither written nor oral advice was provided as to an accounting, auditing or financial reporting issue.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit

Description

99.1

Letter from Moore & Associates regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUMCORE COMPANY

Date :  November 14, 2007

By :

/s/  Robert Lundes

Robert Lundes,

President and Chairman